UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.)

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☒	Definitive Proxy Statement

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AtlasClear Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AtlasClear Holdings, Inc. 2203 Lois Avenue, Suite 814 Tampa, FL 33607

October 8, 2024

To the Stockholders of AtlasClear Holdings, Inc. (the “Company”):

You are cordially invited to attend a special meeting of stockholders of the Company (as may be adjourned, the “Special Meeting”) to be held on October 21, 2024, at 10:00 a.m. local time at the offices of Greenberg Traurig, LLP, located at 1750 Tysons Boulevard, Suite 1000, McLean, Virginia 22102.

Information regarding each of the matters to be voted on at the Special Meeting is contained in the accompanying Notice of Special Meeting of Stockholders and Proxy Statement. The Board of Directors recommends that you vote “for” each of the proposals to be presented at the Special Meeting.

Whether or not you plan to attend the Special Meeting, we urge you to use our Internet voting system or to complete, sign and date the accompanying proxy card and return it in the enclosed postage-prepaid envelope as soon as possible so that your shares will be represented at the Special Meeting. If you later decide to attend the Special Meeting or change your vote, you may withdraw your proxy and vote in person at the Special Meeting. Voting through our Internet voting system or by proxy will ensure your representation at the Special Meeting if you do not attend in person.

Your vote is important. Whether you own a few shares or many, and whether or not you plan to attend the Special Meeting in person, it is important that your shares be represented and voted. We thank you for your continued support of the Company and look forward to seeing you at the Special Meeting.

Sincerely,

/s/ John Schaible
John Schaible
Executive Chairman of the Board

AtlasClear Holdings, Inc.

2203 Lois Avenue,

Suite 814

Tampa, FL 33607

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

October 8, 2024

Dear Stockholder:

It is my pleasure to invite you to attend AtlasClear Holdings, Inc.’s (the “Company”) special meeting of stockholders (as may be adjourned, the “Special Meeting”). The Special Meeting will be held on October 21, 2024, at 10:00 a.m. local time at the offices of Greenberg Traurig, LLP, located at 1750 Tysons Boulevard, Suite 1000, McLean, Virginia 22102. At the Special Meeting, you will be asked:

1.	To approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reclassification and conversion of each outstanding share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) into one-thirtieth of a share of Common Stock (e.g., a 1-for-30 reverse stock split) in the form attached as Annex 1 (“Amendment 1”), and authorize our Board of Directors to implement or abandon Amendment 1 no later than October 25, 2025 (the “1-for-30 Reverse Stock Split Proposal”); and

2.	To approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reclassification and conversion of each outstanding share of Common Stock into one-fortieth of a share of Common Stock (e.g., a 1-for-40 reverse stock split) in the form attached as Annex 1 (“Amendment 2”), and authorize our Board of Directors to implement or abandon Amendment 2 no later than October 25, 2025 (the “1-for-40 Reverse Stock Split Proposal”); and

3.	To approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reclassification and conversion of each outstanding share of Common Stock into one-fiftieth of a share of Common Stock (e.g., a 1-for-50 reverse stock split) in the form attached as Annex 1 (“Amendment 3”), and authorize our Board of Directors to implement or abandon Amendment 3 no later than October 25, 2025 (the “1-for-50 Reverse Stock Split Proposal”); and

4.	To approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reclassification and conversion of each outstanding share of Common Stock into one-sixtieth of a share of Common Stock (e.g., a 1-for-60 reverse stock split) in the form attached as Annex 1 (“Amendment 4”), and authorize our Board of Directors to implement or abandon Amendment 4 no later than October 25, 2025 (the “1-for-60 Reverse Stock Split Proposal”); and

5.	To approve an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 shares to 500,000,000 shares and the number of authorized shares of preferred stock, par value $0.0001 per share, from 1,000,000 shares to 25,000,000 shares (the “Authorized Share Increase Proposal”); and

6.	To transact any other business which properly may be brought before the Special Meeting, including matters incidental to its conduct.

Only stockholders of record as of the close of business on October 7, 2024 may vote at the Special Meeting.

It is important that your shares be represented at the Special Meeting, regardless of the number you may hold. Whether or not you plan to attend, please vote using the Internet, by telephone or by mail, in each case by following the instructions in our proxy statement. This will not prevent you from voting your shares in person if you are present in person at the Special Meeting.

I look forward to seeing you on October 21, 2024.

Sincerely,

/s/ John Schaible
John Schaible
Executive Chairman of the Board

This proxy statement, including the form of proxy, is first being mailed to stockholders on or about October 8, 2024.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on October 21, 2024: The proxy statement is available at www.proxyvote.com using the control number located on your proxy card.

AtlasClear Holdings, Inc.

2203 Lois Avenue,

Suite 814

Tampa, FL 33607

PROXY STATEMENT

INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

Why did you furnish me this Proxy Statement?

This proxy statement and the enclosed proxy card are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or “Board”) of AtlasClear Holdings, Inc., a Delaware corporation (the “Company,” “we,” “us,” or “our”), for use at the special meeting of the Company’s stockholders to be held on October 21, 2024, at 10:00 a.m. local time at the offices of Greenberg Traurig, LLP, located at 1750 Tysons Boulevard, Suite 1000, McLean, Virginia 22102, and at any adjournments of the special meeting (the “special meeting”). This proxy statement summarizes the information that you need to make an informed vote on the proposals to be considered at the special meeting. However, you do not need to attend the special meeting to vote your shares. Instead, you may simply complete, sign, and return the enclosed proxy card using the postage- prepaid envelope provided, or you may grant a proxy to vote your shares by means of the Internet. The approximate date on which this proxy statement and the enclosed proxy card were sent to the Company’s stockholders is October 8, 2024.

What proposals will be addressed at the special meeting?

Stockholders will be asked to consider the following proposals at the special meeting:

1.	To approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reclassification and conversion of each outstanding share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) into one-thirtieth of a share of Common Stock (e.g., a 1-for-30 reverse stock split) in the form attached as Annex 1 (“Amendment 1”), and authorize our Board of Directors to implement or abandon Amendment 1 no later than October 25, 2025 (the “1-for-30 Reverse Stock Split Proposal”); and

2.	To approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reclassification and conversion of each outstanding share of Common Stock into one-fortieth of a share of Common Stock (e.g., a 1-for-40 reverse stock split) in the form attached as Annex 1 (“Amendment 2”), and authorize our Board of Directors to implement or abandon Amendment 2 no later than October 25, 2025 (the “1-for-40 Reverse Stock Split Proposal”); and

3.	To approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reclassification and conversion of each outstanding share of Common Stock into one-fiftieth of a share of Common Stock (e.g., a 1-for-50 reverse stock split) in the form attached as Annex 1 (“Amendment 3”), and authorize our Board of Directors to implement or abandon Amendment 3 no later than October 25, 2025 (the “1-for-50 Reverse Stock Split Proposal”); and

4.	To approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reclassification and conversion of each outstanding share of Common Stock into one-sixtieth of a share of Common Stock (e.g., a 1-for-60 reverse stock split) in the form attached as Annex 1 (“Amendment 4”), and authorize our Board of Directors to implement or abandon Amendment 4 no later than October 25, 2025 (the “1-for-60 Reverse Stock Split Proposal”); and

5.	To approve an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 shares to 500,000,000 shares and the number of authorized shares of preferred stock, par value $0.0001 per share, from 1,000,000 shares to 25,000,000 shares (the “Authorized Share Increase Proposal”); and

6.	To transact any other business which properly may be brought before the Special Meeting, including matters incidental to its conduct.

The Board of Directors has taken unanimous affirmative action with respect to each of the foregoing proposals and recommends that the stockholders vote as set forth in the following pages of this proxy statement with respect to each proposal.

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QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Who may vote on these proposals?

Stockholders who owned shares of Common Stock as of the close of business on October 7, 2024 (the “Record Date”) are entitled to vote at the special meeting on all matters properly brought before the special meeting.

As of the Record Date, the Company had 23,275,171 issued and outstanding shares of Common Stock entitled to vote at the special meeting.

How many votes do I have?

Each share of Common Stock is entitled to one vote on each matter that comes before the special meeting.

What constitutes a quorum?

To conduct business at the Company’s special meeting, a majority of the voting power of the issued and outstanding shares of the Company’s capital stock must be present in person or represented by proxy. This is known as a “quorum.”

How do I vote by proxy?

Whether you plan to attend the special meeting in person or not, if you are a stockholder of record, we urge you to either:

•	complete, sign and date the proxy card provided and return it promptly in the postage-prepaid envelope provided;
•	vote via the internet at www.proxyvote.com 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on October 20, 2024 (have your proxy card in hand when you visit the website); or
•	vote via toll-free telephone at 1-800-690-6903, until 11:59 p.m. Eastern Time on October 20, 2024 (have your proxy card in hand when you call).

In order to be counted, proxies submitted by telephone or internet must be received by 11:59 p.m. Eastern Time on October 20, 2024. Proxies submitted by U.S. mail must be received before the start of the special meeting.

If you are a street name stockholder, see “What if my shares are held in street name?”

Returning the proxy card, voting via the Internet or voting via telephone will not affect your right to attend or to vote in person at the special meeting.

If you properly complete your proxy card and send it to us in time to vote or timely grant your proxy via telephone or the Internet, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed on the proxy card. If you sign the proxy card but do not give voting instructions for a particular proposal, then your proxy will vote your shares on that proposal as recommended by the Board of Directors as follows:

1.	FOR the approval of the 1-30 Reverse-Split Proposal;

2.	FOR the approval of the 1-40 Reverse-Split Proposal;

3.	FOR the approval of the 1-50 Reverse-Split Proposal;

4.	FOR the approval of the 1-60 Reverse-Split Proposal;

5.	FOR the approval of the Authorized Share Increase Proposal; and

6.	In the proxy’s discretion with respect to any other business which is properly brought before the special meeting, including matters incidental to its conduct.

As of the date of this proxy statement, we are not aware of any matters other than those set forth in proposals 1 through 5 that will be brought before the special meeting.

How do I vote in person?

If you plan to attend the special meeting and vote in person, we will give you a ballot when you arrive. While you are not required to notify anyone in order to attend the special meeting, if you do plan to attend the meeting in person, we would appreciate it if you would indicate your plans to attend the special meeting in person when you vote by Internet or mark the appropriate box on the proxy card, or notify our Corporate Secretary at (727) 446-6660. This will assist us with special meeting preparations.

What if my shares are held in street name?

If your shares are registered in the name of a broker, bank or other nominee (typically referred to as being held in “street name”), you will receive instructions from your broker, bank, or other nominee that must be followed in order for your broker, bank, or other nominee to vote your shares per your instructions. Many brokerage firms and banks have a process for their beneficial holders to provide instructions via the Internet or over the telephone. If Internet or telephone voting is unavailable from your broker, bank or other nominee, please complete and return the enclosed voting instruction card in the enclosed postage-prepaid envelope.

If you do not provide instructions on how to vote, your broker may have authority to vote your shares. This is called a “broker non-vote.” Under the rules that govern brokers who are voting with respect to shares that are held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the ratification of the appointment of independent auditors, but not the election of directors, the adoption of, or amendments to, certificates of incorporation or employee stock purchase plans, the issuance, reclassification or conversion of shares of Common Stock, or advisory proposals on executive compensation. Your vote is especially important. If your shares are held by a broker, your broker cannot vote your shares for proposals 1-5 unless you provide voting instructions. Therefore, please instruct your broker regarding how to vote your shares on these matters promptly.

If you hold shares through a broker, bank, or other nominee and wish to be able to vote in person at the special meeting, you must obtain a “legal proxy” from your broker, bank, or other nominee and present it to the inspector of election with your ballot at the special meeting.

May I revoke my proxy?

If you give a proxy, then you may revoke it at any time before it is exercised, as follows:

1.	You may send in another proxy bearing a later date;

2.	You may send written notice (if the stockholder is an entity, under its seal, by an officer or other authorized person of the entity) addressed to the Corporate Secretary at the Company’s principal executive and administrative offices that you are revoking your proxy; or

3.	You may vote in person at the special meeting.

What vote is required to approve each proposal?

●	Proposal 1: approval of an amendment to our Amended and Restated Certificate of Incorporation to effect a 1-for-30 reverse stock split (e.g., Amendment 1) and to authorize our Board of Directors to implement or abandon Amendment 1 no later than October 25, 2025.

The approval of the 1-for-30 Reverse Stock Split Proposal, as described in Proposal 1, requires the affirmative vote of the majority of the outstanding capital stock entitled to vote thereon. An abstention or a broker non-vote will be treated as a vote against Proposal 1.

●	Proposal 2: approval of an amendment to our Amended and Restated Certificate of Incorporation to effect a 1-for-40 reverse stock split (e.g., Amendment 2) and to authorize our Board of Directors to implement or abandon Amendment 2 no later than October 25, 2025.

The approval of the 1-for-40 Reverse Stock Split Proposal, as described in Proposal 2, requires the affirmative vote of the majority of the outstanding capital stock entitled to vote thereon. An abstention or a broker non-vote will be treated as a vote against Proposal 2.

●	Proposal 3: approval of an amendment to our Amended and Restated Certificate of Incorporation to effect a 1-for-50 reverse stock split (e.g., Amendment 3) and to authorize our Board of Directors to implement or abandon Amendment 3 no later than October 25, 2025.

The approval of the 1-for-50 Reverse Stock Split Proposal, as described in Proposal 3, requires the affirmative vote of the majority of the outstanding capital stock entitled to vote thereon. An abstention or a broker non-vote will be treated as a vote against Proposal 3.

●	Proposal 4: approval of an amendment to our Amended and Restated Certificate of Incorporation to effect a 1-for-60 reverse stock split (e.g., Amendment 4) and to authorize our Board of Directors to implement or abandon Amendment 4 no later than October 25, 2025.

The approval of the 1-for-60 Reverse Stock Split Proposal, as described in Proposal 4, requires the affirmative vote of the majority of the outstanding capital stock entitled to vote thereon. An abstention or a broker non-vote will be treated as a vote against Proposal 4.

●	Proposal 5: approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock and preferred stock.

The approval of the Authorized Share Increase Proposal, as described in Proposal 1, requires the affirmative vote of the majority of the outstanding capital stock entitled to vote thereon. An abstention or a broker non-vote will be treated as a vote against Proposal 5.

Are there any dissenters’ rights of appraisal?

The Board of Directors is not proposing any action for which the laws of the State of Delaware, the Company’s Amended and Restated Certificate of Incorporation or the Company’s amended and restated bylaws provide a stockholder with a right to dissent and obtain appraisal of or payment for such stockholder’s shares.

Who bears the cost of soliciting proxies?

The Company will bear the cost of soliciting proxies in the accompanying form and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution. In addition to solicitations by mail, the Company, through its directors and officers, may solicit proxies in person, by telephone or by electronic means. Such directors and officers will not receive any special remuneration for these efforts.

Where are the Company’s principal executive and administrative offices?

The principal executive and administrative offices of the Company are located at 2203 Lois Avenue, Suite 814, Tampa FL 33607, and the telephone number is (727) 446-6660.

How can I obtain additional information about the Company?

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which requires that it file reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). The SEC maintains a website on the Internet that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the SEC. The SEC’s website address is http://www.sec.gov.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements include statements concerning our outlook for the future, as well as other statements of beliefs, future plans and strategies or anticipated events, and similar expressions concerning matters that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believes,” “estimates,” “expects,” “may,” “will,” “should,” “could,” “anticipates,” “projects,” “targets”, “optimistic,” “intends,” or “aims,” or the negative thereof or other variations thereon or other comparable terminology. The forward-looking statements included in this proxy statement or the attached annexes are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict and could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statement. These risks and uncertainties include, but are not limited to, the following:

●	our stockholders failing to approve the Proposals;
●	our ability to realize the benefits expected from the Business Combination (as defined herein);
●	our ability to complete the acquisition of Commercial Bancorp of Wyoming (“Commercial Bancorp”);
●	our ability to successfully integrate our recent and proposed acquisitions, including the acquisition of Commercial Bancorp, and to realize the synergies and benefits of such acquisitions;
●	our ability to successfully implement the proprietary trading platform with clearing and settlement capabilities that will be developed;
●	our significant indebtedness and our ability to service such indebtedness;
●	the volatility of the price of our Common Stock and the possibility that stockholders could incur substantial losses;
●	potential dilution of our stockholder interests resulting from our issuance of equity securities;
●	the ability to maintain the listing of our Common Stock on the NYSE American LLC (“NYSE”), and the potential liquidity and trading of such securities;
●	our ability to grow and manage growth profitably;
●	our ability to raise financing in the future, if and when needed;
●	our ability to achieve or maintain profitability;
●	the effect of economic downturns and political and market conditions beyond our control; and
●	the other factors discussed under “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as amended and updated from time to time in the Company’s subsequent filings with the SEC.

Readers are cautioned not to place undue reliance on forward-looking statements. Any forward-looking statement speaks only as of the date that it was made and we undertake no obligation to update any forward-looking statement, whether as a result of new information or otherwise.

SUMMARY OF PROPOSALS 1, 2, 3 AND 4

This summary is being provided with respect to each of the proposals 1, 2, 3 and 4. All of the proposals are described in detail elsewhere in this proxy statement and this summary discusses the material items of each of the proposals 1, 2, 3 and 4. You should carefully read this entire proxy statement and the other documents to which this proxy statement refers you.

Overview

Our Board of Directors has adopted a resolution authorizing us to submit to our stockholders four proposed amendments to our amended and restated certificate of incorporation. The first amendment (e.g. Amendment 1) contemplates a reverse stock split of shares of our outstanding Common Stock, at an exchange ratio of 1-for-30. The second amendment (e.g., Amendment 2) contemplates a reverse stock split of shares of our outstanding Common Stock, at an exchange ratio of 1-for-40. The third amendment (e.g., Amendment 3) contemplates a reverse stock split of shares of our outstanding Common Stock, at an exchange ratio of 1-for-50. The fourth amendment (e.g., Amendment 4) contemplates a reverse stock split of shares of our outstanding Common Stock, at an exchange ratio of 1-for-60. Stockholder approval of each amendment will authorize our Board of Directors, in its discretion, to effect a reverse stock split, at the specific exchange ratio contemplated by that amendment, at any time (but in no event later than October 25, 2025).

The approval of all of the proposed amendments will give our Board of Directors discretion to effect a reverse stock split at the exchange ratio of 1-for-30 as provided in Proposal 1 (e.g., Amendment 1), at the exchange ratio of 1-for-40 as provided in Proposal 2 (e.g., Amendment 2), at the exchange ratio of 1-for-50 as provided in Proposal 3 (e.g., Amendment 3), or at the exchange ratio of 1-for-60 as provided in Proposal 4 (e.g., Amendment 4)and to abandon the other amendments at any time prior to the effectiveness of its filing with the Secretary of State of the State of Delaware notwithstanding the authorization of the amendment(s) by the stockholders and without further action by the stockholders in accordance with Section 242(c) of the General Corporation Law of Delaware. Providing our Board of Directors with the discretion to select the exchange ratio at which to effect a reverse stock split from one of the exchange ratios contemplated by one of the four amendments proposed herein, as opposed to the approval of a reverse stock split at one specific ratio, will provide our Board with maximum flexibility to react to current market conditions and to therefore maximize our chances of achieving the purposes of the reverse stock split, and to act in the best interests of our Company and stockholders.

To effect a reverse stock split, we would file an amendment to our amended and restated certificate of incorporation approved by our Board of Directors and stockholders with the Secretary of State of the State of Delaware. Our Board of Directors intends to select one of the amendments to the amended and restated certificate of incorporation described herein to be filed with the Secretary of State of the State of Delaware to reduce the number of outstanding shares of Common Stock to the desired number and to abandon the other three amendments to the amended and restated certificate of incorporation. If our Board of Directors elects to implement a reverse stock split amendment approved by our stockholders, then the number of issued and outstanding shares of our Common Stock would be reduced at the exchange ratio of 1-for-30, 1-for-40, 1-for-50 or 1-for-60, as selected by our Board. Any fractional share resulting from the exchange ratio for a reverse stock split will be rounded up to the next whole number such that in lieu of fractional shares, each stockholder who would have otherwise been entitled to receive a fractional share of Common Stock will instead receive a whole share of Common Stock as a result of the reverse stock split. The par value of our Common Stock would remain unchanged at $0.0001 per share. A reverse stock split would become effective upon the filing of the amendment to our amended and restated certificate of incorporation approved by our Board of Directors and stockholders with the Secretary of State of the State of Delaware. Our Board may elect, in its discretion, not to implement a reverse stock split, even if all four proposals to effect a reverse stock split are approved by our stockholders. In that case, all four amendments would be abandoned.

Purposes of a Reverse Stock Split

Our Board is submitting the amendment proposals to our stockholders for approval with the primary intent of increasing the market price of our Common Stock to enhance our ability to meet the continued listing requirements of the NYSE American and to make our Common Stock more attractive to a broader range of institutional and other investors.

Many institutional investors have policies prohibiting them from holding stocks in their own portfolios which trade at prices below certain levels, which may reduce the number of potential institutional investors who would purchase shares of our Common Stock if our Common Stock continues to trade at its current market price. The anticipated increased price per share that would be effected by a reverse stock split is expected to be attractive to many institutional investors.

In addition, our Board of Directors recognizes that because of the current price per share of our Common Stock, analysts at many leading brokerage firms are reluctant to recommend our Common Stock to their clients, or monitor the activity of our stock. A variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in stocks that trade at a price per share below certain levels. Some of those policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that function to make the handling of such stocks unattractive to brokers from an economic standpoint. Additionally, because brokers’ commissions on such stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current share price of our Common Stock could result in an individual stockholder paying transaction costs that represent a higher percentage of total share value than would be the case if our share price were higher. This factor also may limit the willingness of institutions to purchase our Common Stock.

In our Board of Director’s view, these factors have contributed to a relatively low level of interest in our Company on the part of investment analysts, brokers and professionals and individual investors, which tends to depress the market for our Common Stock.

Furthermore, by potentially increasing our stock price, a reverse stock split would reduce the risk that our Common Stock could be delisted from the NYSE American. Under Section 1003(f)(v) of the NYSE American Company Guide, in the event of a common stock selling for a substantial period of time at a low price per share, NYSE American will consider delisting that stock. Our Common Stock has been traded below one dollar since July 11, 2024. Reducing the number of outstanding shares of our Common Stock should, absent other factors, increase the per share market price of our Common Stock. The Board believes it is in the best interest of the Company and its stockholders to effectuate the reverse stock split to increase the trading price of our Common Stock.

Our Board of Directors has considered the potential harm to us and our stockholders should NYSE American delist our Common Stock. Delisting could adversely affect the liquidity of our Common Stock since alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our Common Stock on an over-the-counter market. Many investors likely would not buy or sell our Common Stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or for other reasons.

Our Board of Directors believes that a reverse stock split is a potentially effective means for us to avoid, or at least mitigate, the likely adverse consequences of our Common Stock being delisted from the NYSE American by producing the immediate effect of increasing the bid price of our Common Stock.

In consideration of the foregoing, our Board of Directors has proposed having the discretion to effect any one or more of the proposed reverse stock splits as a means of increasing the market price per share of our Common Stock.

Factors Influencing the Board of Directors’ Discretion in Implementing a Reverse Stock Split

Our Board currently intends to implement a reverse stock split at one of the ratios contemplated by the four amendment proposals described herein if such proposals are approved by our stockholders and it believes that such an action is in the best interests of our Company and stockholders. Such determination, as well as the determination of the specific ratio to be utilized, will be based on factors such as existing and expected marketability and liquidity of our Common Stock; prevailing market conditions; and the likely effect on the market price of our Common Stock. Our Board of Directors also will consider factors such as the historical and projected performance of our Common Stock; our projected performance; prevailing market and industry conditions; and general economic trends; and will place emphasis on the expected closing price of our Common Stock over the short and longer period following the effectiveness of a reverse stock split.

No further action on the part of our stockholders would be required to either implement or abandon any one or more of the proposed reverse stock splits. Notwithstanding approval of any one or more of the proposed reverse stock splits by the stockholders, our Board may, in its discretion, determine to delay the effectiveness of the implementation or abandonment of the reverse stock split(s), but in no event later than October 25, 2025.

Potential Effects of a Reverse Stock Split

The immediate effect of the implementation of a reverse stock split would be to reduce the number of shares of our outstanding Common Stock and is intended to increase the trading price of our Common Stock. However, we cannot predict the specific effect of any reverse stock split upon the market price of our Common Stock. Based on the data we have reviewed leading up to the amendment proposals, it appears that sometimes a reverse stock split improves stock performance and sometimes it does not, and sometimes a reverse stock split improves overall market capitalization and sometimes it does not. We cannot assure you that the trading price of our Common Stock after a reverse stock split will rise in proportion to the reduction in the number of shares of our Common Stock outstanding as a result of such reverse stock split. Also, we cannot assure you that a reverse stock split would lead to a sustained increase in the trading price of our Common Stock. The trading price of our Common Stock may change due to a variety of factors, such as our operating results and other factors related to our business and general market conditions.

As a summary and for illustrative purposes only, the following table reflects the approximate number of shares of our Common Stock that would be outstanding as a result of the potential reverse stock split ratios contemplated by the proposals herein based on 23,275,171 shares of our Common Stock outstanding as of the Record Date, without accounting for fractional shares:

Proposed Reverse Stock Split	Percentage Reduction	Shares to Be Outstanding
1-for-30	96.7%	775,839
1-for-40	97.5%	581,879
1-for-50	98.0%	465,503
1-for-60	98.3%	387,920

The resulting decrease in the number of shares of our Common Stock outstanding could potentially impact the liquidity of our Common Stock on the NYSE American, especially in the case of larger block trades.

Effects on Ownership by Individual Stockholders

Stockholders should recognize that if a reverse stock split is effected, they will own a smaller number of shares of our Common Stock than they currently own (approximately equal to the number of shares owned immediately prior to the reverse stock split divided by thirty, forty, fifty or sixty, depending on which reverse stock split ratio is implemented and after giving effect to immaterial adjustments that may result from the treatment of fractional shares as described below). Except for such immaterial adjustments that may result from the treatment of fractional shares, a reverse stock split would not affect any stockholder’s percentage ownership interests in our Company or proportionate voting power.

Effect on Warrants and Other Securities

As a result of a reverse stock split, all outstanding warrants entitling their holders to purchase or obtain or convert into shares of our Common Stock would be adjusted, as required by the terms of these securities. In particular, such adjustments would reduce the number of shares of our Common Stock issuable upon the exercise of warrants proportionately based upon the reverse stock split ratio selected by our Board of Directors and, with respect to such warrants, proportionately increase by the same factor the exercise price per share of such warrants. The number of shares of our Common Stock that may be purchased upon exercise of other securities convertible into, or exercisable or exchangeable for, shares of our Common Stock, and the exercise or conversion prices for these securities, will also be ratably adjusted in accordance with their terms upon effectiveness. A reverse stock split would not affect any of the other rights currently accruing to holders of our Common Stock or warrants or other securities convertible into our Common Stock.

Other Effects on Outstanding Shares

If our Board of Directors implements a reverse stock split, then the rights and preferences of the outstanding shares of our Common Stock would remain the same after a reverse stock split. Each whole share of our Common Stock outstanding after a reverse stock split would continue to be fully paid and nonassessable.

While we intend that a reverse stock split will result in an increase in the market price of our Common Stock, a reverse stock split may not increase the market price of our Common Stock in proportion to the reduction in the number of shares of our Common Stock outstanding or result in a permanent increase in the market price of our Common Stock (which depends on many factors, including our performance, prospects and other factors that may be unrelated to the number of shares outstanding).

If a reverse stock split is effected and the market price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. Furthermore, the liquidity of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after a reverse stock split. In addition, a reverse stock split will likely increase the number of our stockholders who own “odd-lots” (less than 100 shares). Stockholders who hold “odd-lots” typically will experience an increase in the cost of selling their shares, as well as potentially greater difficulty in effecting such sales. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lot” even multiples of 100 shares.

Our Common Stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934. As a result, we are subject to the periodic reporting and other requirements of the Securities Exchange Act. A reverse stock split would not affect the registration of our Common Stock under the Securities Exchange Act or the listing of our Common Stock on the NYSE American. If a reverse stock split is effected, our Common Stock would continue to be listed on the NYSE American under the symbol “ATCH,” although it would be considered a new listing with a new CUSIP number.

Authorized Shares of Common Stock

A reverse stock split would not affect the numbers of authorized shares of our Common Stock and preferred stock, which would remain at 100,000,000 and 1,000,000, respectively, subject to our stockholders approval of the Authorized Share Increase Proposal. Accordingly, if we decide to implement a reverse stock split, the number of authorized but unissued shares of our Common Stock would increase. Such increased shares of Common Stock available for issuance may be used from time to time for corporate purposes such as raising additional capital, acquisitions of companies or assets and sales of stock or securities convertible into Common Stock.

Procedure for Effecting a Reverse Stock Split and Exchange of Stock Certificates

If our stockholders approve any one or more of the four reverse stock split proposals, our Board of Directors may elect whether or not to effect any reverse stock split, as well as the specific exchange ratio among the ratios provided in the approved proposals or abandon one or more of such approved reverse stock split proposals, as discussed in this proxy statement, at any time, but in no event later than October 25, 2025. A reverse stock split would be implemented by filing the appropriate amendment to our amended and restated certificate of incorporation with the Secretary of State of the State of Delaware, and such reverse stock split would become effective on the date the filing is accepted by the Secretary of State of the State of Delaware.

If a reverse stock split is effected, stockholders holding certificated shares may exchange their stock certificates for new book entry shares, representing the appropriate number of shares of our Common Stock resulting from such reverse stock split (“New Shares”). Our transfer agent, Continental Stock Transfer and Trust Company, would act as the exchange agent for purposes of implementing the exchange of stock certificates for New Shares. As soon as practicable after the effective date of a reverse stock split, stockholders and holders of securities convertible into our Common Stock will be notified of the effectiveness of such reverse stock split. Each stockholder of record on the effective date of a reverse stock split will receive a letter of transmittal from our transfer agent advising of the procedure for surrendering stock certificates representing the number of shares of our Common Stock prior to such reverse stock split (“Old Stock Certificates”) for certificates or book entries representing the New Shares. Pursuant to applicable rules of the NYSE American, a stockholder’s Old Stock Certificates representing shares of our Common Stock cannot be used for either transfers or deliveries made on the NYSE American; thus a stockholder must exchange Old Stock Certificates representing shares of our Common Stock for the New Shares in order to do so.

YOU SHOULD NOT DESTROY YOUR OLD STOCK CERTIFICATES. ALSO, YOU SHOULD

NOT SURRENDER YOUR OLD STOCK CERTIFICATES UNTIL YOU ARE REQUESTED TO DO SO.

As soon as practicable after the surrender to our transfer agent of an Old Stock Certificate, together with a duly executed letter of transmittal and any other documents the transfer agent may specify, the transfer agent will deliver to the person in whose name such Old Stock Certificate had been issued certificates or book entries representing the New Shares.

Until surrendered as contemplated herein, each Old Stock Certificate shall be deemed at and after the effective date of a reverse stock split to represent that reduced number of full shares of our Common Stock resulting from such reverse stock split.

Any stockholder whose Old Stock Certificate has been lost, destroyed or stolen will be entitled to a certificate or book entry representing the relevant New Shares after complying with the requirements that we and our transfer agent customarily apply in connection with lost, destroyed or stolen stock certificate.

No service charges, brokerage commission or transfer taxes will be payable by any holder of an Old Stock Certificate, except that if any certificate or book entry representing the relevant New Shares are to be issued in a name other than that in which the Old Stock Certificate is registered, it will be a condition of such issuance that (i) the person requesting such issuance must pay any applicable transfer taxes or establish to our satisfaction that such taxes are not payable; (ii) the transfer complies with all applicable federal and state securities laws; and (iii) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

Stockholders who hold uncertificated shares, either as existing holders of book entry shares or as beneficial owners through brokerage or other “street name” accounts, would not be required to take any further actions. They will have their holdings electronically adjusted to give effect to a reverse stock split by our transfer agent (through the Direct Registration System) or, for beneficial owners, by their brokers, banks or other nominees which hold the shares in “street name” for their benefit.

All shares underlying warrants would be automatically adjusted on the effective date of a reverse stock split.

Fractional Shares

No fractional shares will be issued in connection with the reverse stock split. Instead, the fractional shares of Common Stock created as a result of the reverse stock split will be rounded up to the next whole number such that in lieu of fractional shares, each stockholder who would have otherwise been entitled to receive a fractional share of Common Stock shall instead receive a whole share of Common Stock as a result of the reverse stock split. Each holder of Common Stock will hold the same percentage of the outstanding Common Stock immediately following the reverse stock split as that stockholder did immediately before the reverse stock split, except for adjustments due to fractional shares.

Accounting Consequences

The par value of our Common Stock would remain unchanged at $0.0001 per share after implementing a reverse stock split. As a result of the implementation of a reverse stock split, the Common Stock value on our consolidated balance sheet will be reduced in proportion to the size of such reverse stock split, and additional paid-in capital will be increased by the same amount. Our stockholders’ equity, in the aggregate, will remain unchanged.

United States Federal Income Tax Consequences

The following summary describes certain material U.S. federal income tax consequences of the reverse stock split to holders of our Common Stock. This summary addresses the tax consequences only to a beneficial owner of our Common Stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Common Stock (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular stockholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to persons that may be subject to special treatment under U.S. federal income tax law or persons that do not hold our Common Stock as “capital assets” (generally, property held for investment). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date hereof. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split. Each stockholder should consult his, her or its own tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of the reverse stock split.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the reverse stock split.

The reverse stock split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, no gain or loss should be recognized by a U.S. holder upon the reverse stock split. Accordingly, the aggregate tax basis in the Common Stock received pursuant to the reverse stock split should equal the aggregate tax basis in the Common Stock surrendered and the holding period for the Common Stock received should include the holding period for the Common Stock surrendered.

PROPOSAL 1

APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A RECLASSIFICATION AND CONVERSION OF EACH OUTSTANDING SHARE OF COMMON STOCK INTO ONE-THIRTIETH OF A SHARE OF COMMON STOCK (E.G. A 1-FOR-30 REVERSE STOCK SPLIT) IN THE FORM ATTACHED AS ANNEX 1 (E.G. AMENDMENT 1) AND TO AUTHORIZE OUR BOARD OF DIRECTORS TO IMPLEMENT OR ABANDON AMENDMENT 1 NO LATER THAN OCTOBER 25, 2025 (E.G. THE 1-FOR-30 REVERSE STOCK SPLIT PROPOSAL)

Votes Required for Approval of Proposal 1

The affirmative vote of the holders of a majority of the outstanding capital stock entitled to vote thereon will be required to approve Proposal 1.

No Appraisal Rights

No appraisal rights are available under the General Corporation Law of the State of Delaware or under our Amended and Restated Certificate of Incorporation or amended and restated bylaws in connection with this proposal.

Annex Relating to Proposal 1

The form of amendment to our Amended and Restated Certificate of Incorporation (e.g., Amendment 1), which is approved by voting “for” Proposal 1, is attached to this proxy statement as Annex 1.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 1, THE 1-FOR-30 REVERSE STOCK SPLIT PROPOSAL.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A RECLASSIFICATION AND CONVERSION OF EACH OUTSTANDING SHARE OF COMMON STOCK INTO ONE-FORTIETH OF A SHARE OF COMMON STOCK (E.G. A 1-FOR-40 REVERSE STOCK SPLIT) IN THE FORM ATTACHED AS ANNEX 2 (E.G. AMENDMENT 2) AND TO AUTHORIZE OUR BOARD OF DIRECTORS TO IMPLEMENT OR ABANDON AMENDMENT 2 NO LATER THAN OCTOBER 25, 2025 (E.G. THE 1-FOR-40 REVERSE STOCK SPLIT PROPOSAL)

Votes Required for Approval of Proposal 2

The affirmative vote of the holders of a majority of the outstanding capital stock entitled to vote thereon will be required to approve Proposal 2.

No Appraisal Rights

No appraisal rights are available under the General Corporation Law of the State of Delaware or under our Amended and Restated Certificate of Incorporation or amended and restated bylaws in connection with this proposal.

Annex Relating to Proposal 2

The form of amendment to our Amended and Restated Certificate of Incorporation (e.g., Amendment 2), which is approved by voting “for” Proposal 2, is attached to this proxy statement as Annex 2.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 2, THE 1-FOR-40 REVERSE STOCK SPLIT PROPOSAL.

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A RECLASSIFICATION AND CONVERSION OF EACH OUTSTANDING SHARE OF COMMON STOCK INTO ONE-FIFTIETH OF A SHARE OF COMMON STOCK (E.G. A 1-FOR-50 REVERSE STOCK SPLIT) IN THE FORM ATTACHED AS ANNEX 3 (E.G. AMENDMENT 3) AND TO AUTHORIZE OUR BOARD OF DIRECTORS TO IMPLEMENT OR ABANDON AMENDMENT 3 NO LATER THAN OCTOBER 25, 2025 (E.G. THE 1-FOR-50 REVERSE STOCK SPLIT PROPOSAL)

Votes Required for Approval of Proposal 3

The affirmative vote of the holders of a majority of the outstanding capital stock entitled to vote thereon will be required to approve Proposal 3.

No Appraisal Rights

No appraisal rights are available under the General Corporation Law of the State of Delaware or under our Amended and Restated Certificate of Incorporation or amended and restated bylaws in connection with this proposal.

Annex Relating to Proposal 3

The form of amendment to our Amended and Restated Certificate of Incorporation (e.g., Amendment 3), which is approved by voting “for” Proposal 3, is attached to this proxy statement as Annex 3.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 3, THE 1-FOR-50 REVERSE STOCK SPLIT PROPOSAL.

PROPOSAL 4

APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A RECLASSIFICATION AND CONVERSION OF EACH OUTSTANDING SHARE OF COMMON STOCK INTO ONE-SIXTIETH OF A SHARE OF COMMON STOCK (E.G. A 1-FOR-60 REVERSE STOCK SPLIT) IN THE FORM ATTACHED AS ANNEX 4 (E.G. AMENDMENT 4) AND TO AUTHORIZE OUR BOARD OF DIRECTORS TO IMPLEMENT OR ABANDON AMENDMENT 4 NO LATER THAN OCTOBER 25, 2025 (E.G. THE 1-FOR-60 REVERSE STOCK SPLIT PROPOSAL)

Votes Required for Approval of Proposal 4

The affirmative vote of the holders of a majority of the outstanding capital stock entitled to vote thereon will be required to approve Proposal 4.

No Appraisal Rights

No appraisal rights are available under the General Corporation Law of the State of Delaware or under our Amended and Restated Certificate of Incorporation or amended and restated bylaws in connection with this proposal.

Annex Relating to Proposal 4

The form of amendment to our Amended and Restated Certificate of Incorporation (e.g., Amendment 4), which is approved by voting “for” Proposal 4, is attached to this proxy statement as Annex 4.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 4, THE 1-FOR-60 REVERSE STOCK SPLIT PROPOSAL.

PROPOSAL 5

AMENDMENT TO THE SECOND

AMENDED AND RESTATED ARTICLES OF INCORPORATION

TO INCREASE THE NUMBER OF

AUTHORIZED SHARES OF COMMON AND PREFERRED STOCK

(THE SHARE INCREASE PROPOSAL)

Our Amended and Restated Certificate of Incorporation authorizes us to issue a total of 101,000,000 shares, consisting of two classes as follows: (a) 100,000,000 shares of Common Stock and (b) 1,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). Our Board has approved, and is seeking stockholder approval of discretionary authority to file, an amendment to our Amended and Restated Certificate of Incorporation (the “Authorized Shares Amendment”) to implement an increase in the number of shares of authorized Common Stock from 100,000,000 shares to 500,000,000 shares, and an increase in the number of shares in authorized Preferred Stock from 1,000,000 shares to 25,000,000 shares (the “Authorized Share Increase Proposal”). As of the Record Date, 23,275,171 shares of our Common Stock were issued and outstanding, and no shares of our Preferred Stock were issued and outstanding.

The Board has unanimously determined that the Authorized Shares Amendment is advisable and in the best interests of the Company and our stockholders. In accordance with the DGCL, we are hereby seeking approval of the Authorized Shares Amendment by our stockholders and recommend that our stockholders approve the Authorized Share Increase Proposal.

Purpose of the Authorized Share Increase

The Board believes that the proposed increase in the number of authorized shares of Common Stock and Preferred Stock will benefit the Company by improving our flexibility to promptly and appropriately use its Common Stock and Preferred Stock for business and financial purposes in the future. These business opportunities may include, but are not limited to, potential strategic transactions (such as mergers, acquisitions, and other business combinations), future stock dividends, equity or equity-linked offerings and other capital-raising or financing transactions, grants and awards under stock plans, and other types of general corporate purpose transactions. Without an increase in the number of authorized shares of Common Stock and Preferred Stock, the Company may be constrained in its ability to raise capital in a timely fashion or at all and may lose important business opportunities, which could adversely affect our financial performance and growth. We believe that it is important to have the flexibility to issue shares of Common Stock and Preferred Stock beyond the limited amount remaining.

Potential Effects of Approving the Authorized Shares Amendment

The proposed increase in the number of authorized shares of Common Stock and Preferred Stock will not have any immediate effect on the rights of our existing stockholders. However, the Board will have the authority to issue the additional shares of Common Stock and Preferred Stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or rules of any stock exchange on which our securities may be listed, including the NYSE American. The issuance of additional shares of Common Stock and Preferred Stock may decrease the relative percentage of equity ownership of our existing stockholders, thereby diluting the voting power of their Common Stock. The perception that there might be additional dilution to our existing stockholders may put pressure on our stock price.

While the issuance of additional shares of Common Stock and Preferred Stock may be deemed to have potential anti-takeover effects, including by delaying or preventing a change in control of the Company through subsequent issuances of these shares and the other reasons set forth above, which, among other things, could include issuances in one or more transactions that would make a change in control of the Company more difficult, and therefore, less likely, this proposal to increase the authorized shares of Common Stock and Preferred Stock is not prompted by any specific effort of which we are aware to accumulate shares of our Common Stock and Preferred Stock or obtain control of the Company. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of Common Stock as compared to the then-existing market price. Although the issuance of additional shares of Common Stock and Preferred Stock could, under certain circumstances, have an anti-takeover effect, this proposal to adopt the Authorized Shares Amendment is not in response to any effort to which the Company is aware to accumulate Common Stock or Preferred Stock or obtain control of the Company.

The additional authorized shares of Common Stock and Preferred Stock would have the same rights and privileges as the shares of Common Stock and Preferred Stock currently outstanding. Stockholders do not have preemptive rights with respect to our Common Stock and Preferred Stock. Therefore, should the Board determine to issue additional shares of Common Stock and Preferred Stock, existing stockholders would not have any preferential rights to purchase such shares in order to maintain their proportionate ownership thereof. We can provide no assurance that we will be successful in amending the Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock and Preferred Stock that are available for issuance, or that the Authorized Shares Amendment will not have an adverse effect on our stock price.

Potential Effects of Not Approving the Authorized Share Increase Proposal

If the Company’s stockholders do not approve the Authorized Share Increase Proposal, then the Company will not be able to increase the total number of authorized Common Stock from 100,000,000 shares to 500,000,000 shares and the total number of authorized Preferred Stock from 1,000,000 shares to 25,000,000 shares which, therefore, could prevent the Company from continuing the pursuit of effective strategies to access capital in the public and private markets.

In the event any of Proposals 1-4 are approved but Authorized Share Increase Proposal is not approved, the total number of authorized shares of Common Stock will remain unchanged at 101,000,000. The number of issued and outstanding shares will decrease proportionally after the reverse stock split is effectuated. If both proposals are approved by our stockholders, the total number of authorized shares of Common Stock will increase to 500,000,000 and the total number of authorized shares of Preferred Stock will increase to 25,000,000, while the number of issued and outstanding shares will also be reduced as previously described. The effect will be that the Company will have more authorized shares of Common Stock and Preferred Stock in reserve for future issuances.

Annex Relating to Proposal 5

The form of amendment to our Amended and Restated Certificate of Incorporation, which is approved by voting “for” Proposal 5, is attached to this proxy statement as Annex 5.

Required Vote

Approval of the Authorized Share Increase Proposal requires the affirmative vote of the majority of the outstanding capital stock entitled to vote thereon.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 5, THE AUTHORIZED SHARE INCREASE PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information known to the Company regarding the beneficial ownership of our Common Stock as of October 7, 2024 by:

●	each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock;

●	each of our executive officers and directors; and

●	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security or has the right to acquire securities within 60 days, including options and warrants that are currently exercisable or exercisable within 60 days. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. The calculation of percentage of beneficial ownership is based on 23,275,171 shares of Common Stock outstanding as of October 7, 2024:

Name	Number of Shares Beneficially Owned(1)	Percent of Common Stock
Directors and executive officers of AtlasClear Holdings:
Robert McBey(2)	977,454	4.2%
Thomas J. Hammond(3)	122,402	*
Sandip I. Patel(4)	597,282	2.6%
Craig Ridenhour	—	—
John Schaible(5)	1,135,874	4.9%
Richard Barber(6)	65,000	*
Ilya Bogdanov	—	—
Mark S. Smith	—	—
All directors and executive officers as a group (8 individuals)	3,051,699	13.1%

Five Percent Holders:
Atlas FinTech Holdings Corp.(7)	6,278,276	27.0%
Quantum Ventures LLC(8)	1,614,998	6.9%
Chardan Quantum LLC(9)	1,202,284	5.2%
Funicular Funds, LP(10)	1,176,997	5.1%
Dark Forest Capital Management LP(11)	1,348,563	5.8%

*	Less than 1%.
(1)	Unless otherwise noted, the business address of each of the following entities or individuals is c/o AtlasClear Holdings, Inc., 2203 Lois Avenue, Suite 814 Tampa, FL 33607.
(2)	Consists of (i) 950,000 shares of Common Stock that were issued as consideration in the Business Combination (“Merger Consideration Shares”) received in the Business Combination and (ii) interest payments on Mr. McBey’s Seller Notes in the form of shares of Common Stock.
(3)	Consists of (i) 42,348 shares of Common Stock and (ii) private placement warrants (“Private Warrants”) to purchase 80,054 shares of Common Stock that are currently exercisable.
(4)	Consists of (i) 243,194 shares of Common Stock and (ii) Private Warrants to purchase 354,088 shares of Common Stock that are currently exercisable.
(5)	Consists of (i) 432,734 shares of Common Stock and (ii) Private Warrants to purchase 703,140 shares of Common Stock that are currently exercisable.
(6)	Consists of (i) 25,000 shares of Common Stock and (ii) Private Warrants to purchase 40,000 shares of Common Stock that are currently exercisable.

(7)	Consists of (i) 3,490,000 Merger Consideration Shares received in the Business Combination and (ii) 2,788,276 shares of Common Stock issued to Atlas FinTech Holdings, Inc. (“Atlas FinTech”) in satisfaction of certain fees owed by the Company to Atlas FinTech. AtlasBanc Holdings (“AtlasBanc”) holds a 37.3% ownership interest in AtlasFinTech but has sole power to vote or direct the vote of 64% or 2,233,600 of the shares of Common Stock. The remaining voting interests of AtlasBanc are held by individual investors, none of which holds more than a 2.5% voting interest in Atlas Fintech. AtlasBanc has three board members, including John Schaible, Executive Chairman of the Company and Craig Ridenhour, President of the Company. Any action by AtlasBanc with respect to the shares of Common Stock held by it, including voting and dispositive decisions, requires a majority vote of the board of directors. Accordingly, under the so-called “rule of three,” because voting and dispositive decisions are made by a majority of the AtlasBanc’s board of directors, none of AtlasBanc’s directors is deemed to be a beneficial owner of Atlas FinTech’s securities, even those in which such director holds a pecuniary interest. Accordingly, neither Mr. Schaible nor Mr. Ridenhour is deemed to have or share beneficial ownership of the shares of Common Stock held by Atlas Fintech.
(8)	Consists of (i) 1,614,996 shares of Common Stock and (ii) Private Warrants to purchase two shares of Common Stock that are currently exercisable. The shares reported above are held in the name of Quantum Ventures LLC. Messrs. Schaible and Patel are two of the three managers of Quantum Ventures LLC. In January 2021, Quantum Ventures LLC (the “Sponsor”) sold 813,500 founder shares to Chardan Quantum and 35,000 founder shares to each of Quantum’s directors, in each case at the original price per share, resulting in the Sponsor holding a balance of 3,254,000 founder shares. We refer to these shares held by our co-sponsors, officers and directors as “founder shares.” Any action by Quantum Ventures LLC with respect to the Founder Shares held by it, including voting and dispositive decisions, requires a majority vote of the board of managers. Accordingly, under the so-called “rule of three,” because voting and dispositive decisions are made by a majority of Quantum Ventures LLC’s managers, none of the managers of Quantum Ventures LLC is deemed to be a beneficial owner of Quantum Ventures LLC’s securities, even those in which such manager holds a pecuniary interest. Accordingly, none of such individuals is deemed to have or share beneficial ownership of the shares held by Quantum Ventures LLC.
(9)	According to a Schedule 13G filed with the SEC on February 26, 2024, by Chardan Quantum LLC, Chardan Capital Markets LLC, Jonas Grossman, Steven Urbach, and Kerry Propper (collectively, the “Chardan Reporting Persons”) with respect to the shares beneficially owned and held by the Chardan Reporting Persons. The shares reported in this Schedule 13G consist of (i) 949,084 shares of Common Stock held by Chardan Quantum LLC, (ii) 253,200 of the shares of Common Stock issuable upon exercise of Private Warrants and (iii) 253,200 of the shares of Common Stock issuable upon conversion of the Chardan Note. The Private Warrants and Chardan Note are currently exercisable/convertible, but contain provisions preventing their exercise or conversion to the extent that such exercise or conversion would result in the holder (together with its affiliates) obtaining greater than 9.99% of the Common Stock outstanding immediately after giving effect to such exercise or conversion. The amounts reported below represent the number of shares of Common Stock that would be issuable upon exercise/conversion of the Private Warrants and Chardan Note giving effect to these blocking provisions, and do not include additional shares underlying the Private Warrants and Chardan Note. The Chardan Note is convertible at the election of the holder at a conversion price equal to 90% of the VWAP of the Common Stock for the trading day immediately preceding the applicable conversion date. Mr. Grossman, as managing member of Chardan Quantum, may be deemed to beneficially own the shares (including shares underlying Private Warrants) held directly by Chardan Quantum, representing 9.99% of the Company’s Common Stock outstanding immediately after giving effect to such exercise. Each of Mr. Grossman, Mr. Urbach and Mr. Propper, as the members of CCM, may be deemed to beneficially own the shares underlying the Chardan Note held directly by CCM, representing approximately 2.1% of the Common Stock outstanding immediately after giving effect to such conversion. The business address of Chardan Quantum LLC is 17 State Street, New York, NY 10004.
(10)	According to a Schedule 13G filed with the SEC on February 16, 2024 by Funicular Funds, LP (the “Fund”) with respect to the shares beneficially owned and held by the Fund. The General Partner of the Fund is Cable Car Capital LLC (“Cable Car”). Jacob Ma-Weaver is the Managing Member of Cable Car and the ultimate individual responsible for directing the voting and disposition of shares held by the Fund. Cable Car, as the General Partner of the Fund, may be deemed the beneficial owner of all the shares owned by the Fund. Mr. Ma-Weaver, as the Managing Member of Cable Car, may be deemed the beneficial owner of all the shares owned by the Fund. The number of shares held by Funicular Funds, LP is reported as of February 16, 2024, as stated in the Schedule 13G. In addition, pursuant to the Funicular Purchase Agreement, at the Closing, the Sponsor transferred 600,000 Founder Shares and 600,000 Private Warrants to the Fund. The address for the Fund and Cable Car is 2261 Market Street #4307, San Francisco, CA 94114.
(11)	According to a Schedule 13G filed with the SEC on November 8, 2021 by Dark Forest Capital Management LP, (the “Firm”), and Dark Forest Global Equity Master Fund LP (“Dark Forest Master”). The Firm and Dark Forest Master share voting and dispositive power with respect to all of the securities. The Firm, as the investment manager to Dark Forest Master, may be deemed to beneficially own these securities. Jacob Kline is the managing member of the general partner of the Firm and exercises investment discretion with respect to these securities. The number of shares held by Firm and Dark Forest Master is reported as of October 28, 2021, as stated in the Schedule 13G, which does not reflect any redemption of shares by Quantum in connection with extensions of the deadlines to complete its business combination or the business combination itself, or any other transactions after October 28, 2021. The address for the Firm and Dark Forest Master is 151 West Avenue, Darien, Connecticut 06820.

OTHER INFORMATION

Submission of Stockholder Proposals for the 2025 Annual Meeting of Stockholders

Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at our first annual meeting, the 2025 annual meeting of stockholders (the “2025 Annual Meeting”), pursuant to Rule 14a-8 promulgated under the Exchange Act, must be received at our principal executive and administrative offices not later than June 10, 2025 (or, if the 2025 Annual Meeting is called for a date not within 30 calendar days before or after June 10, 2025, within a reasonable time before we begin to print and mail our proxy materials for the meeting). Any proposal must comply with the requirements as to form and substance established by the SEC for such proposal to be included in our proxy statement.

Under the Company’s Bylaws, stockholders who wish to submit a proposal at the 2025 Annual Meeting, other than one that will be included in our proxy statement, including director nominations, must notify us. A stockholder’s notice of a proposal will be timely if we receive it not earlier than the opening of business on the 120th day before the 2025 Annual Meeting and not later than the later of the close of business on the 90th day before the 2025 Annual Meeting or the 10th day following the day on which we publicly announce the date of the 2025 Annual Meeting. If a stockholder who wishes to present a proposal fails to timely notify us, and such proposal is brought before the 2025 Annual Meeting, then under the SEC’s proxy rules, the proxies solicited by management with respect to the 2025 Annual Meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules. Stockholders should submit their proposals to our principal executive and administrative offices at 2203 Lois Avenue, Suite 814 Tampa, FL 33607, Attention: Corporate Secretary.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov. The reports and other information that we file with the SEC are also available in the Investor Relations section of our corporate website at https://www.atlasclear.com/. The information located on, or hyperlinked or otherwise connected to, our website is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any other files that we make with the SEC.

You may request a copy of our reports and other documents filed with the SEC at no cost by writing our Secretary at AtlasClear Holdings, Inc., 2203 Lois Avenue, Suite 814, Tampa, FL 33607.

Stockholders should not rely on information that purports to be made by or on behalf of the Company other than that contained in this proxy statement. The Company has not authorized anyone to provide information on behalf of the Company that is different from that contained in this proxy statement. This proxy statement is dated October 8, 2024. No assumption should be made that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement will not create any implication to the contrary. Notwithstanding the foregoing, in the event of any material change in any of the information previously disclosed, the Company will, where relevant and if required by applicable law, update such information through a supplement to this proxy statement.

We have not authorized anyone to give you any information or to make any representation about the Company that is different from or adds to the information contained in this proxy statement. Therefore, if anyone does give you any different or additional information, you should not rely on it.

MISCELLANEOUS AND OTHER MATTERS

Householding

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our proxy statement, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of materials from us, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of materials from us for your household, please contact our 1-866-540-7059, or send a written request to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717.

If you participate in householding and wish to receive a separate copy of the proxy statement, or if you do not wish to participate in householding and prefer to receive separate copies of materials from us in the future, please contact our transfer agent as indicated above. Beneficial stockholders can request information about householding from their nominee.

List of Stockholders Entitled to Vote at the Special Meeting

The names of stockholders of record entitled to vote at the Special Meeting will be available at our corporate office for a period of 10 days prior to the Special Meeting and continuing through the Special Meeting.

Expenses Relating to this Proxy Solicitation

We will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, our officers, directors, and employees may solicit proxies by telephone or personal call without extra compensation for that activity. We also expect to reimburse banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners of our stock and obtaining the proxies of those owners.

Other Matters

We know of no other matters to be submitted to the special meeting. If any other matters properly come before the special meeting, it is the intention of the person named in the enclosed proxy card to vote the shares they represent as our Board of Directors may recommend.

Dated: October 8, 2024

Annex 1

Proposal 1: Form of Amendment to Amended and Restated Certificate of Incorporation

CERTIFICATE OF AMENDMENT

OF

Amended and Restated Certificate of

Incorporation OF

ATLASCLEAR HOLDINGS, INC.

AtlasClear Holdings, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1.	The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by inserting the following paragraph at the end of ARTICLE IV thereof:

Section 5. Upon this Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Corporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Time”), each share of Common Stock issued and outstanding immediately prior to the Effective Time shall be automatically reclassified as and converted into one-thirtieth (1/30) of a share of Common Stock. Any stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of shares of Common Stock as equals the product obtained by multiplying the number of shares of Common Stock represented by such certificate immediately prior to the Effective Time by one-thirtieth (1/30).

2.	The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Annex 2

Proposal 2: Form of Amendment to Amended and Restated Certificate of Incorporation

CERTIFICATE OF AMENDMENT

OF

Amended and Restated Certificate of

Incorporation OF

ATLASCLEAR HOLDINGS, INC.

AtlasClear Holdings, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1.	The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by inserting the following paragraph at the end of ARTICLE IV thereof:

Section 5. Upon this Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Corporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Time”), each share of Common Stock issued and outstanding immediately prior to the Effective Time shall be automatically reclassified as and converted into one-fortieth (1/40) of a share of Common Stock. Any stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of shares of Common Stock as equals the product obtained by multiplying the number of shares of Common Stock represented by such certificate immediately prior to the Effective Time by one-fortieth (1/40).

2.	The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Annex 3

Proposal 3: Form of Amendment to Amended and Restated Certificate of Incorporation

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

ATLASCLEAR HOLDINGS, INC.

AtlasClear Holdings, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1.	The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by inserting the following paragraph at the end of ARTICLE IV thereof:

Section 5. Upon this Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Corporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Time”), each share of Common Stock issued and outstanding immediately prior to the Effective Time shall be automatically reclassified as and converted into one-fiftieth (1/50) of a share of Common Stock. Any stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of shares of Common Stock as equals the product obtained by multiplying the number of shares of Common Stock represented by such certificate immediately prior to the Effective Time by one-fiftieth (1/50).

2.	The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Annex 4

Proposal 4: Form of Amendment to Amended and Restated Certificate of Incorporation

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

ATLASCLEAR HOLDINGS, INC.

AtlasClear Holdings, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1.	The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by inserting the following paragraph at the end of ARTICLE IV thereof:

Section 5. Upon this Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Corporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Time”), each share of Common Stock issued and outstanding immediately prior to the Effective Time shall be automatically reclassified as and converted into one-sixtieth (1/60) of a share of Common Stock. Any stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of shares of Common Stock as equals the product obtained by multiplying the number of shares of Common Stock represented by such certificate immediately prior to the Effective Time by one-sixtieth (1/60).

2.	The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Annex 5

Proposal 5: Form of Amendment to Amended and Restated Certificate of Incorporation

CERTIFICATE OF AMENDMENT

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

ATLASCLEAR HOLDINGS, INC.

AtlasClear Holdings, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1.	The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by replacing Section 1.1 with the following:

1.1 The total number of shares of all classes of stock that the Corporation has authority to issue is 525,000,000 shares, consisting of 500,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”), and 25,000,000 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).

2.	The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V58223-Z88722 4. To approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reclassification and conversion of each outstanding share of Common Stock into one-sixtieth of a share of Common Stock (e.g., a 1-for-60 reverse stock split) in the form attached as Annex 1 (“Amendment 4”), and authorize our Board of Directors to implement or abandon Amendment 4 no later than October 25, 2025 (the “1-for-60 Reverse Stock Split Proposal”). 5. To approve an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 shares to 500,000,000 shares and the number of authorized shares of preferred stock, par value $0.0001 per share, from 1,000,000 shares to 25,000,000 shares(the “Authorized Share Increase Proposal”). NOTE: To transact any other business which properly may be brought before the Special Meeting, including matters incidental to its conduct. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1. To approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reclassification and conversion of each outstanding share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) into one-thirtieth of a share of Common Stock (e.g., a 1-for-30 reverse stock split) in the form attached as Annex 1 (“Amendment 1”), and authorize our Board of Directors to implement or abandon Amendment 1 no later than October 25, 2025 (the “1-for-30 Reverse Stock Split Proposal”). 2. To approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reclassification and conversion of each outstanding share of Common Stock into one-fortieth of a share of Common Stock (e.g., a 1-for-40 reverse stock split) in the form attached as Annex 1 (“Amendment 2”), and authorize our Board of Directors to implement or abandon Amendment 2 no later than October 25, 2025 (the “1-for-40 Reverse Stock Split Proposal”). 3. To approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reclassification and conversion of each outstanding share of Common Stock into one-fiftieth of a share of Common Stock (e.g., a 1-for-50 reverse stock split) in the form attached as Annex 1 (“Amendment 3”), and authorize our Board of Directors to implement or abandon Amendment 3 no later than October 25, 2025 (the “1-for-50 Reverse Stock Split Proposal”). ATLASCLEAR HOLDINGS, INC. The Board of Directors recommends you vote FOR proposals 1, 2, 3, 4 and 5. ATLASCLEAR HOLDINGS, INC. 2203 LOIS AVENUE, SUITE 814 TAMPA, FL 33607 For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on October 20, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on October 20, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at www.proxyvote.com. V58224-Z88722 ATLASCLEAR HOLDINGS, INC. Special Meeting of Stockholders October 21, 2024 10:00 A.M., Eastern Daylight Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) John Schaible and Craig Ridenhour, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ATLASCLEAR HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 A.M., Eastern Daylight Time on October 21, 2024, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side